UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 23, 2020

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2020, Paycom Software, Inc. (“Paycom” or the “Company”) granted a new performance-based equity award to the Company’s founder and chief executive officer, Chad Richison, with vesting contingent on achieving stock price milestones.

Background

This award, designed with the feedback and interests of stockholders in mind, is in lieu of any future equity awards to Mr. Richison for the next five years, and is structured to further align Mr. Richison’s total compensation with the Company’s sustained growth and to motivate him to continue building the value of the Company. The milestones, set at $1,000 per share and $1,750 per share, are intended to be challenging to achieve, and would require significant value creation that would accrue to all stockholders’ benefit before any value from the grant can be realized by Mr. Richison.

Leading Paycom to Continued Growth

Since the Company’s initial public offering in April 2014, Paycom has delivered strong stockholder returns. Paycom’s stock price, as of the award’s grant date, is more than 25 times the 2014 initial public offering price. Paycom’s Board of Directors (the “Board”) believes that Mr. Richison’s leadership is a key factor to the Company’s ongoing success, that the Company continues to have tremendous growth potential, and that a long-term program motivating Mr. Richison to realize that growth potential is in the interests of all stockholders.

In approving the award, the Company recognized, among other things, the unique blend of leadership, experience, and knowledge of our industry and business that Mr. Richison brings to Paycom and the continued importance of Mr. Richison’s role as the individual who identifies strategic priorities, leads the execution of Paycom’s long-term strategy, and drives long-term value for Paycom and its stockholders.

Aligned with Stockholders

Because the award motivates extraordinary long-term performance, is entirely at risk, and correlates directly with stockholder outcomes, the Board believes that it is structured to directly align with stockholder interests. The Board believes that, because the award represents only approximately 2.7% of the shares outstanding as of the date of grant (after giving effect to the issuance of the award), the dilutive effect on stockholders is reasonable given the increase in stockholder value that would be represented by achievement of the stock price milestones. In addition, earned awards may be subject to an additional post-vesting holding period. Finally, the Board believes that the award’s provisions concerning change in control and termination are in keeping with stockholders’ interests.

Terms of the Performance Award

The award consists of 1,610,000 shares of restricted stock eligible for vesting in two equal tranches. The first tranche vests if, within six years of the date of grant, the Company’s stock price (determined based on the arithmetic average of the volume weighted average price of a share of the Company’s common stock over 20 consecutive trading days (the “VWAP Value”)) equals or exceeds $1,000 per share. The second tranche vests if, within ten years of the date of grant, the Company’s VWAP Value equals or exceeds $1,750 per share.

Mr. Richison’s award was granted pursuant to the Paycom Software, Inc. 2014 Long-Term Incentive Plan. Mr. Richison will not be eligible to receive any additional long-term incentive awards, including any equity or equity-based compensation awards, through the end of 2025. All awarded shares that vest must be held by Mr. Richison until the earlier of (i) the fifth anniversary of the date of grant and (ii) one year after the vesting date. Mr. Richison will be entitled to vote the unvested shares of restricted stock, which will increase his total beneficial ownership of the Company’s common stock to approximately 14.3%, based on 58,512,531 shares outstanding as of October 27, 2020, as disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, as increased to include the 1,610,000 shares issued in connection with the award.

Vesting of the awarded shares is subject to Mr. Richison’s continued service as chief executive officer. Upon termination of Mr. Richison’s employment as chief executive officer (i) due to his death or total and permanent disability, (ii) by the Company without cause or (iii) as a result of Mr. Richison’s resignation for good reason, any unvested shares will remain eligible for vesting for a period of one year following such termination of employment (but no later than the sixth anniversary of the date of grant in the case of the awarded shares subject to the $1,000 VWAP Value milestone and the tenth anniversary of the date of grant in the case of the awarded shares subject to the $1,750 VWAP Value milestone), provided, that such unvested shares will not vest if Mr. Richison is in material breach of the non-competition restrictions in his employment agreement. Any unvested shares that do not vest within one year of Mr. Richison’s termination of employment (or within any applicable cure period immediately following such one-year period) will be immediately forfeited.

In connection with a change in control, for purposes of determining whether the milestones have been met, the stock price will be measured immediately prior to the change in control and will be equal to the greater of (i) the closing price per share of the Company’s common stock as of the most recent trading day immediately prior to the effective time of the change in control and (ii) the price per share paid generally to holders of common stock for each share of common stock in the change in control. Unvested shares that do not vest in connection with the change in control and are not assumed by the surviving entity or substituted will be forfeited as of the effective time of the change in control.

Any stock dividends paid with respect to awarded shares will vest as the related awarded shares vest. Any cash dividends paid with respect to unvested shares will vest as the related shares vest and will be paid to Mr. Richison on the date, if any, that the unvested shares vest. In order to prevent diminution or enlargement of the intended benefits or potential benefits of the award, the VWAP Value milestones are subject to adjustment by the Compensation Committee in the event of any dividend, distribution, recapitalization, stock split, reverse stock split or other similar event.

The grant date fair value of the award is estimated to be approximately $154 million to $158 million. The Company expects the stock-based compensation expense to be recognized in connection with the award to be approximately $86 million to $88 million with respect to the shares subject to the $1,000 milestone, which will be amortized over a period of approximately four years, and approximately $68 million to $70 million with respect to the shares subject to the $1,750 milestone, which will be amortized over a period of approximately seven years.

The foregoing summary of the terms of the award is not complete, and is qualified in its entirety by reference to the full text of the Restricted Stock Award Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that look to future events and include, but are not limited to, statements regarding Paycom’s business strategy; anticipated future operating results; trends, opportunities and risks affecting Paycom’s business, industry and financial results; and any statements regarding Paycom’s future stock price, the likelihood of achievement of the stock price milestones, the anticipated benefits of Mr. Richison’s continued leadership of the Company, the estimated stock-based compensation expense associated with the award, and the anticipated impact of the award on the Company’s stockholders. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks, including without limitation risks relating to the achievement of the stock price milestones and risks associated with long-term performance grants intended to motivate and retain key executives. As such, Paycom’s actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed above and in Paycom’s filings with the Securities and Exchange Commission, including but not limited to those discussed in Paycom’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. Paycom undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Restricted Stock Award Agreement (Market Based Vesting – CEO), dated November 23, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: November 23, 2020	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer